POWER OF ATTORNEY

Kurt Hagan, whose signature appears below

hereby designates and appoints Michael R. Dorey

as a true and lawful attorney in fact and agent

(collectively, the Attorney in Fact) with

full power of substitution and resubstitution, for

the undersigned and in the undersigned's name,

place and stead, in any and all capacities, to sign any

and all reports, including EDGAR filing

code applications, required under Section 13

and Section 16 of the Securities Exchange Act of

1934, as amended (the Act), including all Form 3s,

Form 4s, Form 5s, and any amendments

thereto, which amendments may make such changes

in the filings as the Attorney in Fact

deems appropriate, and file each such form or

statement with all exhibits thereto, and all

documents in connection therewith, with the Securities

and Exchange Commission, the National

Association of Securities Dealers, and any national

stock exchange, granting unto such

Attorney in Fact, full power and authority to do and

perform each and every act and thing

requisite necessary to be done in and about the

premises, as fully to all intents and purposes as

the undersigned might or could do in person, hereby

ratifying and confirming all that such

Attorney in Fact, or either of his substitute or

substitutes, may lawfully do or cause to be done

by virtue hereof.

Pursuant to the requirements of the Act, this Power

of Attorney has been signed by the following person

in the capacity indicated on the second day of January 2006.

Kurt Hagan

SWORN TO AND SUBSCRIBED BEFORE ME this

second day of January, 2006 to certify which witness my hand and seal of office.

Notary Public in and for

The State of Texas

My Commission Expires:

May 20, 2008